SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            PARAMOUNT SERVICES CORP.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     4)   Date Filed:

                            PARAMOUNT SERVICES CORP.
                                   Suite 1650
                                Waterfront Centre
                                 200 Burrard St.
                           Vancouver, British Columbia
                                 Canada V6C 3L6
                                 (604) 689-3355


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

         Notice is hereby given that a Special Meeting of Stockholders of Paramount Services Corp. (the "Company") will be held at Suite 1650, Waterfront Centre, 200 Burrard St., Vancouver, British Columbia, on _____________, 1999, at 9:00 a.m., local time, to consider and act upon the following:

         1. A proposal to reverse split the outstanding shares of the Company's common stock such that each twenty-three shares of the Company's issued and outstanding common stock will be automatically converted into one share of common stock. The Company will not issue any fractional shares as a result of the reverse stock split to any shareholders owning (prior to the reverse stock split) less than twenty-three shares. Any stockholder owning less than one full share after the reverse stock split will be paid in cash for his or her fractional share.

         2. Such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Stockholders of record at the close of business on ________________, 1999, will be entitled to vote on the matters to be considered at the meeting to be convened on ____________ at 9:00 a.m.

         After a vote has been taken with respect to the foregoing, the meeting will be adjourned until _____________, at ______ p.m., local time, at which time the meeting will be reconvened. At the reconvened meeting, stockholders will be requested to consider and act upon the following:

         3. A proposal to forward split the then outstanding shares of the Company's common stock such that each share of the Company's issued and outstanding common stock, after giving effect to the reverse stock split provided for above, will be automatically converted into twenty shares of common stock.

         4. Such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Stockholders of record at the close of business on ________________, 1999, and who own twenty-three or more shares of the Company's common stock on such date will be entitled to vote on the matters to be considered at the meeting to be reconvened on _______________________, at ____ p.m.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU CANNOT ATTEND, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED AT THE MEETING. YOUR VOTE IS IMPORTANT.

Vancouver, British Columbia
____________, 1999                            By Order of the Board of Directors

                                              /s/  Andrew Hromyk
                                              ----------------------------------
                                                   Secretary

                            PARAMOUNT SERVICES CORP.
                                   Suite 1650
                                Waterfront Centre
                                 200 Burrard St.
                           Vancouver, British Columbia
                                 Canada V6C 3L6
                                 (604) 689-3355

                                 PROXY STATEMENT

                                   IN GENERAL

         This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Paramount Services Corp. (the "Company") to be used at a Special Meeting of Stockholders to be held at Suite 1650, Waterfront Centre, 200 Burrard St., Vancouver, British Columbia, Canada V6C 3L6, on _________________, 1999, to consider and act upon the following:

         1. A proposal to reverse split the outstanding shares of the Company's common stock such that each twenty-three shares of the Company's issued and outstanding common stock will be automatically converted into one share of common stock, and following the adoption of this proposal,

         2. A proposal to forward split the then outstanding shares of the Company's common stock such that each share of the Company's issued and outstanding common stock, after giving effect to the reverse stock split provided for above, will be automatically converted into twenty shares of common stock.

         The Special Meeting of Stockholders will begin at 9:00 a.m., local time on ______________, 1999 and will be adjourned to _______ p.m. local time on ______________, 1999. The shares covered by the enclosed proxy, if such is properly executed and received prior to the meeting, will be voted for the proposals to be considered at the meeting. A proxy may be revoked at any time before it is exercised by giving written notice to the Company, and stockholders may vote their shares if they attend the meeting in person even if they have executed and returned a proxy. Distribution of this Proxy Statement commenced on or about __________________, 1999.

         Management of the Company does not intend to present and does not have reason to believe that others will present any others items of business at the Special Meeting. However, if other matters are properly presented to the meeting for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.

         The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement, and all other costs in connection with solicitation of proxies will be paid by the Company including any additional solicitation made by letter, telephone or facsimile.

                    PROPOSALS TO BE CONSIDERED AT THE MEETING

Reverse Stock Split As of the date of the proxy statement, the Company estimates that it has approximately 300 shareholders of record. Approximately 260 of the record holders own less than twenty-three shares of the Company's common stock.

         Due to the high cost of communicating with its shareholders, the Company feels it would be in the best interest of the Company to eliminate shareholders who own less than 10 shares of common stock. The proposal to be submitted at the special meeting of shareholders, if adopted, would cause any shareholder that owned less than twenty-three shares to own less than one share. Since the Company would not issue any fractional shares of common stock, any shareholder owning less than one full share after the reverse stock split would be paid in cash for his or her fractional shares. If the proposed reverse stock split is adopted, and based upon the book value of the Company's common stock at ____________, 1999, the Company estimates that it would pay $0.10 for each 0.10 of a post split share (to be proportionately adjusted for other fractions).

         The  effect  of  the  reverse   stock  split  would  be  to   eliminate
approximately 260 shareholders (owning approximately 1,428 shares) at an estimated cost of approximately $200.

         After the reverse stock split the Company would continue to be registered under Section 12(g) of the Securities Act of 1933.

         The Company does not feel that the elimination of approximately 260 shareholders of record will have any adverse impact since the value of the shares held by the shareholders owning less than twenty-three shares is so small that the sale of such shares (after taking into account brokerage commissions and stock transfer fees) would not be practical.

Forward Stock Split

         After the adoption of the reverse stock split described above, the Company will have approximately 112,450 issued and outstanding shares of common stock. The Company's board of directors has adopted a proposal, subject to shareholder approval, to forward split each outstanding share of the Company's common stock such that each issued and outstanding share (after giving effect to the reverse stock split) would be automatically converted into twenty shares of common stock.

Summary
         The following summarizes the effects of the reverse and forward stock splits on the outstanding shares of the Company's common stock.

Total outstanding sharesat ____________, 1999                 2,587,778

Total    outstanding    shares
aftertwenty-three for 1 reverse stock split                     112,450

Total outstanding shares after
twenty for 1 forward stock split                              2,249,000

         The Company will not issue any fractional shares as a result of the reverse stock split to shareholders owning (prior to the reverse stock split) less than twenty-three shares. Any stockholder owning less than one full share after the reverse stock split will be paid in cash for his or her fractional share.

         Any fractional shares resulting from the twenty for one forward stock split will be rounded to the nearest whole share.

Vote Required

         On ______________, 1999, there were 2,587,778 outstanding shares of the Company's common stock, with each share entitled to one vote. A majority of the outstanding shares of common stock will constitute a quorum for the transaction of business at the meeting.

         The adoption of the proposals to reverse split, and then forward split, the Company's outstanding common stock will require the approval by the holders of a majority of the shareholders of the Company's issued and outstanding common stock. The adoption of any other proposals to come before the meeting will require the approval of a majority of votes cast at the meeting.

         Stockholders of record at the close of business on ____________, 1999, will be entitled to vote on the proposal concerning the reverse stock split and on any other matters to be considered at the meeting to be convened at 9:00 a.m.

         Stockholders of record at the close of business on ____________, 1999, and who own twenty-three or more shares of the Company's common stock on such date will be entitled to vote on the proposal concerning the forward stock split as well as any other matters to be considered at the meeting to be reconvened on ____________ at ____ _.m.

         The Company's principal shareholder, who owns 2,571,057 shares of the Company's common stock (99% of the total outstanding shares) intends to vote its shares in favor of the proposals to reverse split, and then forward split, the outstanding shares of the Company's common stock.

                           PRINCIPAL SECURITY HOLDERS

         The following table sets forth the shareholdings of the Company's officers and directors, and those persons who own more than 5% of the Company's common stock, its only class of outstanding equity securities, as of ______________, 1999. Unless otherwise indicated, the share ownership reflected below represents both record and beneficial ownership.

Name and
Address of                     Position                            Percent
Beneficial Owner               with Company     Shares Owned       of Class
----------------               ------------     ------------       --------
Andrew Hromyk                  President             --               --
Suite 1650
Waterfront Centre
200 Burrard St.
Vancouver, British Columbia
Canada V6C 3L6

Bona Vista West Ltd.           None             2,571,057 (1)         99%
P.O. Box 62
2110 Leeward Highway
Providenciales
Turks & Caicos Islands
British West Indies


----------------
(1) Andrew Meade is the sole officer, director and shareholder of Bona Vista West Ltd., and as a result he may be deemed the beneficial owner of these shares.

                            PARAMOUNT SERVICES CORP.

                                      PROXY
                This Proxy is Solicited by the Board of Directors


         The undersigned stockholder of Paramount Services Corp., acknowledged receipt of the Notice of the Special Meeting of Stockholders, to be held __________________, 1999 at 9:00 a.m., local time, at Suite 1650, Waterfront
Centre, 200 Burrard St., Vancouver, British Columbia, Canada V6C 3L6, and hereby appoints ___________ or __________________, or either of them, each with the power of substitution, as Attorneys and Proxies to vote all the shares of the undersigned at said special meeting of stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorneys and Proxies may do or cause to be done by virtue hereof. The above-named Attorneys and Proxies are instructed to vote all of the undersigned's shares as follows:

         1. To reverse split the outstanding shares of the Company's common stock such that each twenty-three shares of the Company's issued and outstanding common stock will be automatically converted into one share of common stock. Any stockholder owning less than one full share after the reverse stock split will be paid in cash for his or her fractional share.

       FOR                      AGAINST                      ABSTAIN
   ----                     ----                         ----

         2. To forward split the then outstanding shares of the Company's common stock such that each share of the Company's issued and outstanding common stock, after giving effect to the reverse stock split provided for above, will be automatically converted into twenty shares of common stock.

       FOR                      AGAINST                      ABSTAIN
   ----                     ----                         ----

         In their discretion, upon such other business as may properly come before the meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DISCRETION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ITEMS 1 AND 2.

Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing.

Please Sign, Date and Return this Proxy so that your shares may be voted at the meeting.

Dated this            day of                          , 1999
          ------------      --------------------------


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